EXHIBIT 23.1

Consent of Clancy and Co., P.L.L.C., Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Jure Holdings, Inc. (formerly known as Thor Ventures Corp.) of our report dated March 21, 2002 with respect to the financial statements of Thor Ventures Corp. incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 1, 2002.

/s/ Clancy and Co., P.L.L.C.

Clancy and Co., P.L.L.C.

Phoenix, Arizona

February 14, 2003